UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________________________________
FORM 8-K
 __________________________________________________
 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 5, 2025
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AGNC INVESTMENT CORP.
(Exact name of registrant as specified in its charter)
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Delaware	001-34057	26-1701984
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
7373 Wisconsin Avenue, 22nd Floor
Bethesda, Maryland 20814
(Address of principal executive offices)

Registrant’s telephone number, including area code:
(301) 968-9300

N/A
(Former name or former address, if changed since last report)
 __________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Exchange on Which Registered
Common Stock, par value $0.01 per share	AGNC	The Nasdaq Global Select Market
Depositary shares of 7.000% Series C Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCN	The Nasdaq Global Select Market
Depositary shares of 6.875% Series D Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCM	The Nasdaq Global Select Market
Depositary shares of 6.50% Series E Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCO	The Nasdaq Global Select Market
Depositary shares of 6.125% Series F Fixed-to-Floating Rate Cumulative Redeemable Preferred Stock	AGNCP	The Nasdaq Global Select Market
Depositary shares of 7.75% Series G Fixed-Rate Reset Cumulative Redeemable Preferred Stock	AGNCL	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 8.01 Other Events.
On September 3, 2025, AGNC Investment Corp. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters named therein (the “Underwriters”), relating to (i) the sale by the Company to the Underwriters of 12,000,000 depositary shares, each representing 1/1,000th of a share of the Company’s 8.75% Series H Fixed-Rate Cumulative Redeemable Preferred Stock, par value $0.01 per share, and (ii) the grant by the Company to the Underwriters of an option for 30 days to purchase up to an additional 1,800,000 depositary shares (collectively, the “Depositary Shares”). On September 5, 2025, the Underwriters exercised their option to purchase an additional 1,800,000 Depositary Shares. The offering is expected to close on September 10, 2025, subject to the satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations, warranties and covenants by the Company. It also provides for customary indemnification by the Company for losses and damages arising out of or in connection with the sale of the Depositary Shares. The foregoing is a summary description of certain terms of the Underwriting Agreement and is qualified in its entirety by the text of the Underwriting Agreement filed as Exhibit 1.1 hereto and incorporated herein by reference. The offering is being conducted pursuant to the Company’s Registration Statement on Form S-3ASR (File No. 333-279249). The offering is being made pursuant to the prospectus supplement, dated September 3, 2025, and the accompanying prospectus, dated May 9, 2024, filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933, as amended.

(d) Exhibits.

Exhibit No.	Description

1.1
Underwriting Agreement, dated September 3, 2025 by and among AGNC Investment Corp., Morgan Stanley & Co. LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC, J.P. Morgan Securities, LLC, RBC Capital Markets, LLC, UBS Securities LLC, Wells Fargo Securities, LLC, Citigroup Global Markets Inc., and Keefe, Bruyette & Woods, Inc., as representatives of the several underwriters listed on Schedule I attached thereto.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AGNC INVESTMENT CORP.

Dated: September 5, 2025	By:	/s/ Kenneth Pollack
Kenneth L. Pollack
Executive Vice President, Chief Compliance Officer, General Counsel and Secretary